Exhibit 21

SCHOLASTIC CORPORATION
SUBSIDIARY LIST
(subsidiaries are indented under its direct parent)

Scholastic Inc.	New York
Scholastic Book Clubs, Inc.	Missouri
Scholastic Operations Group L.L.C.	Delaware
Scholastic Entertainment Inc.	New York
SE Distribution Inc.	Delaware
524 Films L.L.C.	New York
Retroranch LLC	Delaware
Scholastic Book Services, Inc.	Delaware
Scholastic UK Group L.L.C.	Delaware
Scholastic UK Limited	England
Chicken House Publishing Ltd.	England
Scholastic Book Clubs Ltd.	England
Scholastic Ltd.	England
Catteshall Ltd. (50% owned)	England
Scholastic Ireland Ltd.	Ireland
Weston Woods Studios, Inc.	Delaware
Georgetown Studios, Inc.	Connecticut
Children’s Music Library, Inc.	New York
Lectorum Publications, Inc.	New York
The Scholastic Store, Inc.	New York
Scholastic Interactive Xchange, Inc.	Delaware
Tom Snyder Productions, Inc.	Delaware
Soup2Nuts Inc.	Delaware
Scholastic Distribution Services, L.L.C.	Delaware
RetroRanch Inc.	Delaware
Klutz	California
Sandvik Publishing Ltd.	Nevada
Teacher’s Friend Publications, Inc.	California
The Book People Inc. (80% owned)	Delaware
Scholastic Export Inc.	Delaware
Scholastic Book Fairs, Inc.	Delaware
BTBCAT, Inc.	Delaware
Teacher Synergy, Inc.	Delaware
International Center for Leadership in Education, Inc.	New York
Scholastic Australia Pty. Ltd.	Australia
Bookshelf Publishing Australia Pty. Ltd.	Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd.	Australia
Scholastic Australia Superannuation Pty. Ltd.	Australia
Scholastic Executive Superannuation Pty. Ltd.	Australia
Oldmeadow Booksellers Pty. Ltd.	Australia
Scholastic Canada Ltd.	Canada
Scholastic Productions Canada Ltd.	Canada
Scholastic Bookfairs Canada Ltd.	Canada
Scholastic Hong Kong Limited	Hong Kong
Scholastic India Private Limited	India
Scholastic Mexico S. de R. L. de C.V.	Mexico
Scholastic New Zealand Ltd.	New Zealand
Scholastic Argentina S.A.	Argentina
Scholastic Education Information Consulting (Shanghai) Co.,	China
Ltd.
Scholastic International IT Support Centre Private Limited	India
Grolier Incorporated	Delaware
Scholastic at Home Inc.	Delaware
Scholastic Distribution Services L.L.C	Delaware

SCHOLASTIC CORPORATION
SUBSIDIARY LIST
(subsidiaries are indented under its direct parent)

Grolier Interactive Inc.	Delaware
Scholastic Library Publishing, Inc.	Delaware
Grolier Reading Programs Inc.	Delaware
Grolier Telemarketing, Inc.	Delaware
Grolier Incorporated	Delaware
Orchard Books, Inc.	New York
Publishers World Trade Corporation	Delaware
Federated Credit Corp.	Delaware
Grolier International, Inc.	Delaware
Grolier Direct Marketing Pty. Ltd.	Australia
Grolier International Finance Inc. (60% owned)	Philippines
Grolier SDN BHD (62% owned)	Malaysia
Grolier Overseas Incorporated	Delaware
Grolier International Private Limited	India
Grolier Limited	Canada
Caribe Grolier, Inc.	Puerto Rico
Grolier International Limited	England
Grolier Credit Services Limited	England
Grolier Limited	England
Transtutor Limited	England
Just Books! Limited	England
Waverly House Limited	England